Exhibit 10.1

Amendment No. 2 to Note Purchase Agreement
This AMENDMENT No. 2, dated as of August 1, 2013 (this “Amendment”), to the Note Purchase Agreement, dated as of June 2, 2010, as amended by that certain Consent and Amendment, dated as of August 6, 2012 (as the same may from time to time be further amended, modified, supplemented or restated, the “Agreement”), by and among Exelixis, Inc., a Delaware corporation (the “Borrower”), and those purchasers set forth on the signature page hereof (individually, a “Purchaser” and together, the “Purchasers” and, collectively with the Borrower, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.
W I T N E S S E T H:
WHEREAS, on July 2, 2010, the Purchasers purchased $124,000,000 aggregate principal amount of secured convertible notes from the Borrower; and
WHEREAS, the Borrower has requested that the Purchasers amend certain provisions of the Agreement and the Security Agreement and the Purchasers have agreed to amend certain provisions of the Agreement and the Security Agreement, but only to the extent, in accordance with the terms set forth below.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Purchasers and the Borrower agree as follows:
1.Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)Section 1.1 of the Agreement is hereby amended by replacing the definition of “Development/Commercialization Revenue” with the following:
“Development/Commercialization Revenue” means, with respect to any fiscal year of the Borrower, (a) all cash consideration actually received by the Borrower and its Subsidiaries from any Person, other than the Borrower or any of its Subsidiaries (other than cash consideration actually received by a non-United States Person from a United States Person), during such fiscal year relating to (i) upfront payments pursuant to any Development/Commercialization Agreements entered into after the Closing Date, and (ii) milestone, profit share and royalty payments pursuant to any Development/Commercialization Agreements, and (b) any cash actually received by the Borrower and its Subsidiaries from any Person, other than the Borrower or any of its Subsidiaries (other than cash actually received by a non-United States Person from a United States Person), during such fiscal year from the monetization of any non-cash consideration relating to payments described in clauses (i) and (ii) above; provided, in each case, any payments received by the Borrower or any of its Subsidiaries in respect of the expenses of sponsored research and any other expenses and capital expenditures incurred by the Borrower or any of its Subsidiaries and reimbursed pursuant to any Development Commercialization Agreement shall be excluded from the definition of Development/Commercialization Revenue.
(b)Section 5.2(c) is amended to add the following new clause (vii):

“(vii) prepayments of the Convertible Notes with, or effected by conversions into or exchanges for, Common Stock, together with cash payments in an aggregate amount not to exceed $25,000,000.”
2.Amendments to the Security Agreement. The Security Agreement is hereby amended by adding the following provision to the end of Section 1(b):
Furthermore, notwithstanding anything to the contrary in Section 1(a) above, the Collateral shall not include voting equity interests in a Foreign Subsidiary or Foreign Subsidiary Holding Company in excess of 65% of the total voting equity interests in such Subsidiary. For purposes hereof, “Foreign Subsidiary” means any Subsidiary that is not organized under the laws of a jurisdiction of the United States, and “Foreign Subsidiary Holding Company” means any Subsidiary if all of the assets of such Subsidiary (other than de minimis cash and assets required to operate) consist of equity interests in a Foreign Subsidiary (such voting equity interests excluded from the Collateral, the “Excluded Foreign Equity”). For the avoidance of doubt, to the extent the Secured Party has any security interests in Excluded Foreign Equity, such security interests are hereby released.
3.Counterparts; Effectiveness. This Amendment may be executed in several counterparts, and by each Party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Amendment shall become effective upon the execution hereof by the Borrower and the Purchasers.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of such State.
5.Effect of Amendment. Except as amended by this Amendment, each of the Agreement and the Security Agreement remains in full force and effect. For the avoidance of doubt, this Amendment shall be deemed to be a Finance Document as defined in the Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Purchasers and the Borrower have caused this Amendment to be duly executed as of the date first written above.

BORROWER:		PURCHASERS:
EXELIXIS, INC.		DEERFIELD PRIVATE DESIGN FUND, L.P.

		By:	Deerfield Mgmt, L.P., its General Partner
By:	/s/ Frank Karbe	By:	J.E. Flynn Capital LLC, its General Partner
Name:	Frank Karbe	By:	/s/ James E. Flynn
Title:	Executive Vice President and Chief Financial Officer	Name:	James E. Flynn
		Its:	President

DEERFIELD PRIVATE DESIGN INTERNATIONAL, L.P.

		By:	Deerfield Mgmt, L.P., its General Partner
		By:	J.E. Flynn Capital LLC, its General Partner
		By:	/s/ James E. Flynn
		Name:	James E. Flynn
		Its:	President